Exhibit 99.1

Results Report for Second Quarter Fiscal 2005

Statement of Operations Data	Three Months ended September 30,		Six Months ended September 30,
Revenues	2004	2003	2004	2003
By business segment (1):
AMSC Wires	$ 3,062,418	$ 2,361,334	$ 6,396,567	$ 3,458,458
SuperMachines	3,553,353	6,407,755	10,939,084	11,957,649
Power Electronic Systems	2,916,966	845,264	4,847,162	1,954,553

Total revenues	9,532,737	9,614,353	22,182,813	17,370,660

Operating profit (loss): By business segment (1):

AMSC Wires	(3,100,805)	(4,701,708)	(5,989,807)	(11,035,383)
SuperMachines	(81,571)	498,303	(378,298)	510,161
Power Electronic Systems	(473,245)	(1,454,825)	(1,822,091)	(3,278,890)
Unallocated corporate expenses	(579,452)	(352,961)	(1,031,017)	(627,106)

Operating loss	(4,235,073)	(6,011,191)	(9,221,213)	(14,431,218)

Interest and other income (expense)	151,392	(1,325,065)	191,364	(1,261,514)

Net loss	($4,083,681)	($7,336,256)	($9,029,849)	($15,692,732)

Net loss per share-(Basic & Diluted)	($0.15)	($0.34)	($0.33)	($0.73)

Weighted average shares outstanding	27,760,281	21,381,882	27,742,476	21,362,905